

<ARTICLE> BD                                          <F1>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                              12-MOS
<FISCAL-YEAR-END>                          NOV-27-1998
<PERIOD-START>                             DEC-01-1997<F2>
<PERIOD-END>                               NOV-27-1998
<CASH>                                          10,723<F3>
<RECEIVABLES>                                   19,274
<SECURITIES-RESALE>                             37,484
<SECURITIES-BORROWED>                           69,158
<INSTRUMENTS-OWNED>                             70,679
<PP&E>                                             956<F4>
<TOTAL-ASSETS>                                 217,380
<SHORT-TERM>                                    27,430
<PAYABLES>                                      36,909
<REPOS-SOLD>                                    36,257
<SECURITIES-LOANED>                             21,117
<INSTRUMENTS-SOLD>                              55,895
<LONG-TERM>                                     19,906
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                   210,996<F5>
<TRADING-REVENUE>                                2,015<F6>
<INTEREST-DIVIDENDS>                            15,010
<COMMISSIONS>                                    1,368<F7>
<INVESTMENT-BANKING-REVENUES>                    3,368
<FEE-REVENUE>                                      717<F7>
<INTEREST-EXPENSE>                              13,958
<COMPENSATION>                                   3,838
<INCOME-PRETAX>                                  2,921
<INCOME-PRE-EXTRAORDINARY>                       2,921
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,428
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>The amounts disclosed in the financial data summary should be read in conjunction with the consolidated financial statements and the notes thereto.
<F2>Represents the first Monday of the period.
<F3>Includes cash and cash equivalents and cash and securities segregated in compliance with U.S. federal and other regulations as disclosed on the consolidated statement of financial condition.
<F4>Included in other assets on the consolidated statement of financial condition.
<F5>Excludes partners' capital and partners' capital allocated for income taxes and potential withdrawals as disclosed on the consolidated statement of financial condition.
<F6>Includes revenues from principal investments, which mainly represents revenues from investments in merchant banking funds.
<F7>Included in revenues from asset management and securities services on the consolidated statement of earnings.



